Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
08-17

Contacts:	James Haddox, CFO	Ken Dennard / ksdennard@drg-e.com
	Reba Reid	Kip Rupp / krupp@drg-e.com
	Quanta Services Inc.	DRG&E
	713-629-7600	713-529-6600
QUANTA SERVICES REPORTS 2008 THIRD QUARTER RESULTS
Record Revenues of $1.05 billion
GAAP Diluted EPS of $0.29
Cash Diluted EPS of $0.32
HOUSTON — Nov. 5, 2008 — Quanta Services, Inc. (NYSE: PWR) today announced results for the three and nine months ended September 30, 2008. On August 30, 2007, Quanta completed the acquisition of InfraSource Services, Inc. (InfraSource) through an all-stock merger. Therefore, Quanta’s results for the three and nine months ended September 30, 2008 are compared to its historical results for the three and nine months ended September 30, 2007, which included only one month of results from InfraSource.
     Revenues in the third quarter of 2008 were $1.05 billion and income from continuing operations was $54.9 million or $0.29 per diluted share. Revenues in the third quarter of 2007 were $655.9 million and income from continuing operations was $47.0 million, which includes the effect of $17.9 million of tax benefits from the release of income tax contingencies. For the third quarter of 2007, earnings per diluted share from continuing operations were $0.30, which includes $0.11 per diluted share from the tax benefits described above.
     For the third quarter of 2008, cash earnings per diluted share from continuing operations (a non-GAAP measure) were $0.32. For the third quarter of 2007, cash earnings per diluted share from continuing operations, adjusted to exclude the tax benefits described above (a non-GAAP measure), were $0.22. Cash earnings per diluted share from continuing operations are before amortization of intangible assets and non-cash compensation expense, both net of tax. See the attached table for a reconciliation of non-GAAP measures to the reported GAAP measures.
     “As reflected in Quanta’s revenue growth in the third quarter, many of our customers continue to invest in infrastructure despite a challenging economic environment,” said John R. Colson, chairman and chief executive officer of Quanta Services. “For the quarter, internal revenue growth was approximately 27 percent compared to the third quarter of 2007, pro forma to include revenues from all acquisitions in both periods. We generated a record $115 million in emergency restoration revenues during the quarter, primarily as a result of hurricane damage. Excluding emergency restoration revenues, we produced solid internal revenue growth of 15 percent in the third quarter of 2008 versus the third quarter of 2007.”
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     Revenues for the first nine months of 2008 were $2.86 billion compared to $1.78 billion for the first nine months of 2007. For the first nine months of 2008, Quanta reported income from continuing operations of $119.6 million or $0.64 per diluted share, compared to income from continuing operations of $99.6 million or $0.70 per diluted share for the first nine months of last year. The first nine months of 2007 were favorably impacted by $33.2 million or $0.21 per diluted share in tax benefits primarily associated with the release of tax contingencies. For additional information, see the attached table for a reconciliation of non-GAAP measures to the reported GAAP measures.
RECENT HIGHLIGHTS —
     • Promoted James F. O’Neil to President and COO — Quanta recently promoted James F. O’Neil to president and chief operating officer of the company. In this new position, O’Neil, who joined Quanta in 1999, will oversee the company’s operations and strategic initiatives across the electric power, natural gas, renewable energy, telecommunications, broadband cable and wireless industries. Throughout his tenure at Quanta, O’Neil has had various responsibilities: the company’s renewable energy strategy; commercial and industrial operations; internal audit; and its mergers and acquisitions program, including oversight of the acquisition and integration of InfraSource Services, Inc.
     • Secured Contract for Oklahoma Transmission Line — Quanta has been awarded a contract by Oklahoma Gas and Electric for the construction of approximately 120 miles of 345,000-volt transmission infrastructure just outside of Oklahoma City. Under the contract, Quanta will provide all installation services including foundation construction, structure installation, aerial and ground construction and power line stringing. Work is projected to begin in the fourth quarter of 2008 with completion estimated in the fourth quarter of 2009.
     • Supported Emergency Restoration Efforts — In the third quarter of 2008, Quanta deployed personnel to support utilities in restoring power and communications in the aftermath of Hurricanes Edouard, Fay, Gustav and Ike. Hurricane Ike alone impacted more than a dozen states and caused power outages for more than 3 million power consumers across the states most heavily impacted.
     • Redeemed 4.5 Percent Convertible Subordinated Notes — Following the August 2008 issuance of Quanta’s notice to redeem all of its outstanding 4.5% Convertible Subordinated Notes, $269.8 million aggregate principal amount of the notes, or 99.9%, converted to shares of Quanta Services common stock prior to the redemption date in October 2008, resulting in the issuance of approximately 24.2 million shares of Quanta’s common stock. None of the 4.5% Convertible Subordinated Notes remain outstanding.
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     OUTLOOK
     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.
     Quanta expects revenues for the fourth quarter of 2008 to range between $875 million and $930 million and diluted earnings per share to be between $0.18 and $0.20. Quanta expects cash earnings per diluted share for the fourth quarter of 2008 to range from $0.21 to $0.23. Amortization of intangibles and non-cash stock compensation expenses are forecasted to be approximately $10.7 million for the fourth quarter of 2008. These estimates include approximately $25 million of anticipated emergency restoration revenues for the fourth quarter of 2008, compared to $54 million in emergency restoration revenues earned in the fourth quarter of 2007.
     Quanta Services has scheduled a conference call for Nov. 5, 2008, at 9:30 a.m. Eastern time. To participate in the call, dial (303) 262-2004 at least 10 minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public also will have the opportunity to listen to the conference call over the Internet by visiting the company’s Web site at www.quantaservices.com. To listen to the call live on the Web, please visit the Quanta Services Web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call on the company’s Web site. A replay will also be available through Nov. 12, 2008 and may be accessed by calling (303) 590-3000 and using the pass code 11122061#. For more information, please contact Karen Roan at DRG&E by calling (713) 529-6600.
     The non-GAAP measures in this press release and the attached table are provided to enable investors to evaluate performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. Reconciliations of other GAAP to non-GAAP measures not included in this press release can be found on the company’s Web site at www.quantaservices.com in the “Financial News” section.
     Quanta Services is a leading specialized contracting services company, delivering infrastructure network solutions for the electric power, natural gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide. Additionally, Quanta provides point-to-point fiber optic telecommunications infrastructure and leasing in select markets and offers related design, procurement, construction and maintenance services. With operations throughout North America, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.
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Forward-Looking Statements
This press release (and oral statements regarding the subject matter of this release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, projected revenues and earnings per share and other projections of financial and operating results, capital expenditures, growth and trends in particular markets, benefits of the Energy Policy Act of 2005 and renewable energy initiatives, statements relating to the business plans or financial condition of utilities and our other customers, and Quanta’s strategies and plans, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, quarterly variations in operating results; adverse changes in economic and financial conditions, including the recent volatility in the capital markets; trends in relevant markets; the failure to realize expected synergies and benefits from the merger with InfraSource Services, Inc., and other potential adverse impacts on Quanta’s business or its financial results as a result of the merger, including unexpected costs or liabilities; delays, reductions in scope or cancellations of existing projects, including as a result of capital constraints that may impact our customers; our ability to compete for new projects and for market share; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to the use of percentage-of-completion accounting; the successful performance and completion of contracts; the ability to generate internal growth; potential failure of the Energy Policy Act of 2005 or renewable initiatives to result in increased spending on the electrical power transmission infrastructure; the ability to attract skilled labor and retention of key personnel and qualified employees; potential shortage of skilled employees; growth outpacing infrastructure; the ability to successfully identify, complete and integrate acquisitions; the adverse impact of goodwill or other intangible asset impairments; estimates and assumptions in determining financial results and backlog; unexpected costs or liabilities that may arise from lawsuits or indemnity claims related to the services Quanta performs; liabilities for claims that are self-insured or for claims that Quanta’s casualty insurance carrier fails to pay; potential liabilities relating to occupational health and safety matters; risks associated with Quanta’s dark fiber leasing business, including regulatory changes and the potential inability to realize a return on capital investments; cancellation provisions within contracts and the risk that contracts are not renewed or are replaced on less favorable terms; the ability to realize backlog; the inability of customers to pay for services; beliefs and assumptions about the collectibility of receivables; the ability to obtain performance bonds; the impact of a unionized workforce on operations and the ability to complete future acquisitions; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; potential exposure to environmental liabilities; risks associated with operating in international markets; requirements relating to governmental regulation and changes thereto; rapid technological and structural changes that could reduce the demand for services; the cost of borrowing, availability of credit, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investment activities; the potential conversion of Quanta’s outstanding convertible subordinated notes; and other risks detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2007, Quanta’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 and any other documents of Quanta filed with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s web site at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.
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Quanta Services, Inc. and Subsidiaries Consolidated Statements of Operations For the Three and Nine Months Ended September 30, 2008 and 2007 (In thousands, except per share information) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues	$1,053,355	$655,865	$2,858,679	$1,777,044
Cost of services (including depreciation)	867,789	540,812	2,390,546	1,499,172

Gross profit	185,566	115,053	468,133	277,872
Selling, general & administrative expenses	80,126	59,816	227,134	155,793
Amortization of intangible assets	8,998	4,868	29,464	6,332

Operating income	96,442	50,369	211,535	115,747
Interest expense	(5,223)	(5,165)	(15,642)	(16,261)
Interest income	2,022	5,389	8,105	15,341
Loss on early extinguishment of debt	(2)	(11)	(2)	(11)
Other income (expense), net	(74)	(702)	408	(591)

Income from continuing operations before income tax provision	93,165	49,880	204,404	114,225
Provision for income taxes	38,307	2,930	84,776	14,626

Income from continuing operations	54,858	46,950	119,628	99,599
Income from discontinued operation	—	2,371	—	2,791

Net income	$54,858	$49,321	$119,628	$102,390

Basic earnings per share:
Income from continuing operations	$0.32	$0.34	$0.70	$0.80
Income from discontinued operation	—	0.02	—	0.02

Net Income	$0.32	$0.36	$0.70	$0.82

Weighted average basic shares outstanding	171,693	136,279	170,938	124,362

Diluted earnings per share:
Income from continuing operations	$0.29	$0.30	$0.64	$0.70
Income from discontinued operation	—	0.01	—	0.02

Net Income	$0.29	$0.31	$0.64	$0.72

Weighted average diluted shares outstanding	203,131	167,869	202,292	155,828

The calculation of earnings per share is provided in the following table.

Quanta Services, Inc. and Subsidiaries Calculation of Earnings Per Share For the Three and Nine Months Ended September 30, 2008 and 2007 (In thousands, except per share information) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Income for basic earnings per share:
From continuing operations	$54,858	$46,950	$119,628	$99,599
From discontinued operation	—	2,371	—	2,791

Net income	$54,858	$49,321	$119,628	$102,390

Weighted average shares outstanding for basic earnings per share	171,693	136,279	170,938	124,362

Basic earnings per share:
From continuing operations	$0.32	$0.34	$0.70	$0.80
From discontinued operation	—	0.02	—	0.02

Net income	$0.32	$0.36	$0.70	$0.82

Income for diluted earnings per share:
Income from continuing operations	$54,858	$46,950	$119,628	$99,599
Effect of convertible subordinated notes under the “if-converted” method — interest expense addback, net of taxes	3,181	3,198	9,578	9,596

Income from continuing operations for diluted earnings per share	58,039	50,148	129,206	109,195
Income from discontinued operation	—	2,371	—	2,791

Net income for diluted earnings per share	$58,039	$52,519	$129,206	$111,986

Calculation of weighted average shares for diluted earnings per share:
Weighted average shares outstanding for basic earnings per share	171,693	136,279	170,938	124,362
Effect of dilutive stock options and restricted stock	801	939	709	815
Effect of convertible subordinated notes under the “if-converted” method — weighted convertible shares issuable	30,637	30,651	30,645	30,651

Weighted average shares outstanding for diluted earnings per share	203,131	167,869	202,292	155,828

Diluted earnings per share:
From continuing operations	$0.29	$0.30	$0.64	$0.70
From discontinued operation	—	0.01	—	0.02

Net income	$0.29	$0.31	$0.64	$0.72

Quanta Services, Inc. and Subsidiaries Non-GAAP Financial Measures For the Three and Nine Months Ended September 30, 2008 and 2007 (In thousands, except per share information) (Unaudited)
Reconciliation of GAAP Earnings per Diluted Share to
Cash Earnings and Adjusted Cash Earnings per Diluted Share

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2008	2007		2008	2007
As reported income from continuing operations	$54,858	$46,950		$119,628	$99,599
Adjustments:
Impact of tax contingency releases	—	(17,886	) (a)	—	(33,224	)(b)

Adjusted income from continuing operations	54,858	29,064		119,628	66,375

Non-cash stock-based compensation, net of tax	2,466	1,504		7,565	3,712
Amortization of intangible assets, net of tax	5,489	2,970		17,973	3,863

Adjusted income from continuing operations for calculation of cash earnings and adjusted cash earnings per diluted share	$62,813	$33,538		$145,166	$73,950

From continuing operations:
As reported earnings per diluted share(c)	$0.29	$0.30		$0.64	$0.70

As adjusted earnings per diluted share(c)	$0.29	$0.19	(a)	$0.64	$0.49	(b)

Cash earnings and adjusted cash earnings per diluted share(c)	$0.32	$0.22	(a)	$0.76	$0.54	(b)

(a)	Reflects the elimination of tax benefits primarily associated with the expiration of various federal and state tax statutes of limitations during the third quarter of 2007.

(b)	Reflects the elimination of tax benefits primarily associated with the settlement of a multi-year audit by the Internal Revenue Service in the first quarter of 2007 in addition to the elimination of tax benefits recorded in the third quarter of 2007 described in (a) above.

(c)	As a result of applying the if-converted method for calculating diluted earnings per share, weighted average shares used in the above calculations have been adjusted assuming conversion of Quanta’s convertible subordinated notes, and net income has been adjusted for an addback of related interest expense, net of tax.
The non-GAAP measures in this press release are provided to enable investors to evaluate quarterly performance excluding the effects of items that management believes impact the comparability of operating results between periods.

Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$266,429	$407,081
Accounts receivable, net	958,931	719,672
Costs and estimated earnings in excess of billings on uncompleted contracts	71,492	72,424
Inventories	26,335	25,920
Prepaid expenses and other current assets	59,595	79,665

Total current assets	1,382,782	1,304,762
PROPERTY AND EQUIPMENT, net	640,079	532,285
OTHER ASSETS, net	35,772	42,992
INTANGIBLE ASSETS, net	144,262	152,695
GOODWILL	1,359,674	1,355,098

Total assets	$3,562,569	$3,387,832

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$268,847	$271,011
Accounts payable and accrued expenses	459,989	420,815
Billings in excess of costs and estimated earnings on uncompleted contracts	51,514	65,603

Total current liabilities	780,350	757,429
CONVERTIBLE SUBORDINATED NOTES	143,750	143,750
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	298,997	301,510

Total liabilities	1,223,097	1,202,689
STOCKHOLDERS’ EQUITY	2,339,472	2,185,143

Total liabilities and stockholders’ equity	$3,562,569	$3,387,832

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